UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2010
Winston Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51314	30-0132755

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 North Fairway Drive, Suite 134 Vernon Hills, Illinois	60061

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (847) 362-8200
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Definitive Material Agreement
(a)
Effective May 19, 2010, Pharmaceutical Financial Syndicate, LLC (“PFS”), whose members include Dr. Joel E. Bernstein, the President and Chief Executive Officer of Winston Pharmaceuticals, Inc. (the “Company”), and Robert A. Yolles and Neal S. Penneys, directors of the Company, executed a Stock Purchase Agreement (“SPA”) with Frost Gamma Investments Trust (“Frost Gamma”), Subbarao Uppaluri, a director of the Company, Steven D. Rubin and Jane Hsiao (collectively, the “Frost Group”), to acquire 100% of the Company’s capital stock (the “Acquisition”) beneficially owned by all of the members of the Frost Group consisting of an aggregate of 18,399,271 outstanding shares of common stock and warrants to purchase an aggregate of 8,958,975 shares of common stock (collectively, the “Acquired Securities”). As consideration for the Acquired Securities, PFS paid the Frost Group an aggregate amount of cash equal to $789,500 and executed non-recourse promissory notes in favor of each of the members of the Frost Group in the aggregate principal amount of $10,263,500 (the “Promissory Notes”). 92.857% of the Acquired Securities (the “Escrowed Securities”) were placed in escrow pursuant to the SPA and an escrow agreement by and among PFS, the Frost Group and an escrow agent (the “Escrow Agreement”) as security for the payment of the Promissory Notes. The Escrowed Securities are subject to release to PFS in proportion to its payment of principal under each of the Promissory Notes.

As of the completion of the Acquisition, as the manager of PFS, Dr. Bernstein is deemed to be the indirect beneficial owner of all of the Acquired Securities, however Dr. Bernstein intends to disclaim beneficial ownership of those Acquired Securities in which he does not have a pecuniary interest through PFS pursuant to Rule 13d-4 of the Securities Exchange Act of 1934, as amended.

Simultaneous with the Acquisition, the Company entered into a Registration Rights Agreement with each of the members of the Frost Group and PFS (the “Registration Rights Agreement”) and a Standstill Agreement with the Frost Group, Dr. Bernstein and his spouse, Carole Bernstein (the “Standstill Agreement”). Among other things, the Registration Rights Agreement grants PFS and each of the members of the Frost Group certain piggyback registration rights with respect to the Acquired Securities in the event that the Company proposes to register any class of its common stock under the Securities Act of 1933, as amended, for its own account or for the account of any holder of its securities. Among other things, under the Standstill Agreement, the Company has agreed not to enter into any agreement with respect to its securities that is inconsistent with or violates the rights granted to the parties to the Standstill Agreement under the SPA or the Escrow Agreement, nor to elect or appoint any of Dr. Joel E. Bernstein’s adult children to serve on the Company’s Board of Directors for so long as the Promissory Notes remain outstanding, except for such children as agree to be bound by the terms of the Standstill Agreement. The foregoing descriptions of the Registration Rights Agreement and the Standstill Agreement are summaries and are qualified in their entirety by the terms and conditions of the Registration Rights Agreement and the Standstill Agreement, copies of which are attached as exhibits to this Current Report.

ITEM 5.02	Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b)	See Item 1.01 herein above, which is incorporated herein by reference.

As provided in the SPA, and simultaneous with the Acquisition, three of the Company’s directors, namely Subbarao Uppaluri, Glenn Halpryn and Curtis Lockshin, resigned as directors of the Company.

Item 8.01	Other Events
See Items 1.01 and 5.02 herein above, which are incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits
(d) Exhibits
10.1	Registration Rights Agreement between Pharmaceutical Financial Syndicate, LLC, Frost Gamma Investments Trust, Subbarao Uppaluri, Steven D. Rubin and Jane Hsiao, Ph.D.

10.2	Standstill Agreement between Joel E. Bernstein, Carole Bernstein, Frost Gamma Investments Trust, Subbarao Uppaluri, Steven D. Rubin and Jane Hsiao, Ph.D.\

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 21, 2010	WINSTON PHARMACEUTICALS, INC.
	By:	/s/ Joel E. Bernstein
Joel E. Bernstein, M.D.
Chief Executive Officer

EXHIBIT INDEX
10.1	Registration Rights Agreement between Pharmaceutical Financial Syndicate, LLC, Frost Gamma Investments Trust, Subbarao Uppaluri, Steven D. Rubin and Jane Hsiao, Ph.D.

10.2	Standstill Agreement between Joel E. Bernstein, Carole Bernstein, Frost Gamma Investments Trust, Subbarao Uppaluri, Steven D. Rubin and Jane Hsiao, Ph.D.

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